As filed with the Securities and Exchange Commission on January 25, 2018
Registration No. 333-215043
Registration No. 333-204839
Registration No. 333-198699
Registration No. 333-193772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-215043
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-204839
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-198699
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-193772
UNDER
THE SECURITIES ACT OF 1933

SPIRE INC.
(Exact name of registrant as specified in its charter)

Missouri	74-2976504
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

700 Market Street St. Louis, Missouri	63101
(Address of Principal Executive Offices)	(Zip Code)

Laclede Gas Company Wage Deferral Savings Plan
Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan
Alagasco Employee Savings Plan
Missouri Natural Gas Division of Laclede Gas Company Wage Deferral Savings Plan
(Full title of the plan)

Ellen L. Theroff or Mark C. Darrell
Spire Inc.
700 Market Street
St. Louis, Missouri 63101
(314) 342-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“SEC”) by Spire Inc. (the “Company”) and the employee benefit plans named on the cover page to this Post-Effective Amendment (collectively, the “Benefit Plans”) with respect to the common stock, $1.00 par value per share (“Common Stock”), of the Company and interests in the Benefit Plans that might be offered and sold pursuant to the Benefit Plans (collectively, the “Registration Statements”):

•	Registration Statement No. 333-215043
•	Registration Statement No. 333-204839
•	Registration Statement No. 333-198699
•	Registration Statement No. 333-193772
This Post-Effective Amendment is being filed to withdraw and remove from registration any unsold shares of Common Stock and plan interests in the Benefit Plans previously registered by the Company pursuant to the Registration Statements. The Laclede Gas Company Wage Deferral Savings Plan, Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan, Alagasco Employee Savings Plan and Missouri Natural Gas Division of Laclede Gas Company Wage Deferral Savings Plan previously were merged, directly or indirectly, into the Spire Employee Savings Plan (formerly known as the Laclede Gas Company Salary Deferral Savings Plan) or otherwise were terminated.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of St. Louis, State of Missouri, on January 25, 2018.

SPIRE INC.

By:	/s/ Steven P. Rasche
Name: Steven P. Rasche
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, President, and Chief Executive Officer	January 25, 2018
Suzanne Sitherwood	(Principal Executive Officer)

/s/ Steven P. Rasche	Executive Vice President and Chief Financial Officer	January 25, 2018
Steven P. Rasche	(Principal Financial and Accounting Officer)

*	Chairman of the Board	January 25, 2018
Edward L. Glotzbach

*	Director	January 25, 2018
Mark A. Borer

*	Director	January 25, 2018
Maria V. Fogarty

*	Director	January 25, 2018
Rob L. Jones

*	Director	January 25, 2018
Brenda D. Newberry

*	Director	January 25, 2018
John P. Stupp, Jr.

*	Director	January 25, 2018
Mary Ann Van Lokeren

* By:	/s/ Ellen L. Theroff
Ellen L. Theroff, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, each of the Benefit Plans has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 25, 2018.

THE LACLEDE GAS COMPANY WAGE DEFERRAL SAVINGS PLAN
LACLEDE GAS COMPANY – MISSOURI GAS ENERGY WAGE DEFERRAL SAVINGS PLAN
ALAGASCO EMPLOYEE SAVINGS PLAN
MISSOURI NATURAL GAS DIVISION OF LACLEDE GAS COMPANY WAGE DEFERRAL SAVINGS PLAN

By: SPIRE EMPLOYEE SAVINGS PLAN, as the successor to the Benefit Plans

By:	/s/ Gerard J. Gorla
Name: Gerard J. Gorla
Title: Vice President, Human Resources